Registration No. 333-217023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-1519178
(State of Incorporation)	(I.R.S. Employer ID No.)

1221 2nd Street, Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Postal Code)

Brendan Macpherson

1221 2nd Street

Santa Monica, CA 90401

Telephone (310) 890-5652

(Address, including zip code, and telephone number,

including area code, of agent for service)

Please send copies of all communications to:

Thomas C. Pritchard, Esq.

Brewer & Pritchard, P.C.

800 Bering Dr., Suite 201

Houston, TX 77057

Telephone (713) 209-2911

Email: Pritchard@bplaw.com

(Address, including zip code, and telephone, including area code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

BANJO & MATILDA, INC.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Banjo & Matilda, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2017 (Registration Statement No. 333-217023 and referred to herein as the “Prior Registration Statement”) with respect to shares of the Company’s common stock (the “Common Stock”), par value $0.00001 per share. The Prior Registration Statement registered 20,000,000 shares of Common Stock for offer or sale pursuant to the Stock Plan.

On April 24, 2017, the Company determined to terminate the issuance of any shares of Common Stock pursuant to the Stock Plan. Accordingly, pursuant to the undertakings contained in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing this post-effective amendment to the Prior Registration Statement to deregister, and does hereby remove from registration, 13,600,000 shares of Common Stock that had been registered under the Prior Registration Statement that remain unissued as of the date hereof.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on April 26, 2017.

BANJO & MATILDA, INC.

By:	/s/ Brendan Macpherson
Brendan Macpherson President, Chief Executive Officer (principal executive officer) And Chief Financial Officer (principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Brendan Macpherson	President, Chief Executive Officer,	April 26, 2017
Brendan Macpherson	a Director (Principal Executive Officer) and
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Belynda Storelli Macpherson	Chief Creative Officer and a Director	April 26, 2017
Belynda Storelli Macpherson

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